UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 20, 2015

6D GLOBAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35002	47-1899833
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
Of Incorporation)		Identification No.)

17 State Street, Suite 2550
New York, NY 10004
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (646) 681-4900

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 20, 2015, 6D Global Technologies, Inc. (the “Company”) received a letter from The Nasdaq Listing Qualifications Staff (the “Staff”) stating that the Staff has determined that the Company’s common stock would be subject to suspension and then delisting from The Nasdaq Capital Market pursuant to the Staff’s discretionary authority under Listing Rule 5101, unless the Company timely requests a hearing before an independent Nasdaq Listing Qualifications Panel (the “Panel”). Trading of the Company’s common stock is expected to remain halted on The Nasdaq Capital Market pending the completion of the hearing process (trading has been halted since September 10, 2015).

The Staff’s decision is based largely on the Company’s past relationship with Benjamin Wey, who is currently facing criminal and civil charges. The Staff has also questioned whether the Company appropriately satisfied the initial listing shareholder and price requirements following its acquisition of Cleantech Innovations, Inc. in the fall of 2014.

The Company disagrees with the conclusions underlying the Staff’s determination and intends to timely request a hearing and present its case against delisting to the Panel. However, there can be no assurances that the Panel will grant the Company’s request for termination of the trading halt and the continuation of the listing of its common stock on The Nasdaq Capital Market.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

6D GLOBAL TECHNOLOGIES, INC.

Date: November 25, 2015	By: /s/ Tejune Kang
Name: Tejune Kang
Title: Chief Executive Officer